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                                                                      EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement of Starwood Hotels & Resorts and Starwood Hotels & Resorts Worldwide, Inc. (the "Company") on Forms S-3 (File No. 333-13411 and 333-13325) of our report dated February 27, 1998 on our audits of the separate and combined financial statements of the Company as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, which report is included in the Company's Annual Report on Form 10-K.

Coopers & Lybrand, L.L.P.

Phoenix, Arizona
March 31, 1998